UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): September 20, 2006

                     1st Independence Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-26570                                           61-1284899
(Commission File Number)                    (IRS Employer Identification No.)



104 South Chiles Street, Harrodsburg, Kentucky              40330-1620
(Address of Principal Executive Offices)                    (Zip Code)

                                 (502) 753-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2006, 1st Independence Financial Group, Inc. (the "Company") granted an award of 500 shares of restricted stock each to Matthew C. Chalfant, Jack L. Coleman, Jr., Thomas Les Letton, Stephen R. Manecke, Charles L. Moore, II, Ronald L. Receveur, W. Dudley Shryock and H. Lowell Wainwright, Jr., who are each a non-employee director of the Company, pursuant to its Restricted
Stock Plan (the "Plan"). In connection therewith, the Company entered into a Restricted Stock Award Agreement (the "Agreement") with each of the named directors. The summary of the material terms of the Plan and the Agreement which follows is qualified in its entirety by the terms of the Plan and the form of the Agreement which are incorporated herein by reference and are attached as Exhibits 10.1 and 10.2, respectively.

Any current or future officer, key employee or non-employee director of the Company or any of its subsidiaries designated by the Compensation Committee of the Board of Directors is eligible to be selected to participate in the Plan and to receive an award under the Plan. No awards under the Plan may be assigned, transferred or pledged nor can a lien, security interest or right to acquire be placed on an award until such shares become fully vested. Participation in the Plan does not confer upon any participant a right to continued employment by the Company or any of its subsidiaries.

The Plan solely permits the award of restricted stock. Awards of restricted stock under the Plan and the Agreement may be granted with or without a purchase price that must be paid for the shares of restricted stock after they have become vested.

Subject to adjustment in the event of a change in the capitalization of the Company, a maximum aggregate of 80,500 shares may be granted under the Plan. If a restricted stock award does not vest and is forfeited, the shares subject to that award will be available for new grants under the Plan.

Unless otherwise provided in the Agreement or determined by the Compensation Committee, restricted stock awarded under the Plan will become vested upon completion of years of service for the Company in accordance with the following schedule:


    Years of Service         Vested        Forfeited
    From Grant Date        Percentage      Percentage
    ----------------      ------------    ------------
     Less than 1               0%             100%
               1              20               80
               2              40               60
               3              60               40
               4              80               20
               5             100                0

Restrictions on the shares of restricted stock will lapse and the shares will become fully vested upon the earliest to occur of a change in control of the Company, the participant's death, disability or when the shares of restricted stock become fully vested based on the participant's years of service. If a participant's employment with the Company or one of its subsidiaries is terminated for any reason other than because of disability or death, his or her unvested awards will be forfeited as set forth in the Plan. Provided, however, if the participant terminates employment for a reason other than Cause (as defined in the Plan), the Compensation Committee may in its discretion, by amending the restricted stock agreement, provide that the participant's unvested shares of restricted stock are not forfeited on termination of employment and that the shares will vest at the earliest of the time prescribed by the Compensation Committee in the amended agreement, or on the participant's death or disability. Such an amendment must also provide that if the participant violates any non-compete or non-solicitation provision or any other provision in the amended restricted stock agreement, all shares that were not vested when the participant terminated employment will be forfeited immediately.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

            Exhibit No.      Description
            -----------      -----------
            10.1             1st Independence Restricted Stock Plan.

            10.2             Form of Restricted Stock Award Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: September 26, 2006               By: /s/ R. Michael Wilbourn
                                           --------------------------
                                           R. Michael Wilbourn
                                           Executive Vice President
                                           and Chief Financial Officer

                   Exhibit Index

         Exhibit
         Number                          Description
        --------           -----------------------------------------

          10.1             1st Independence Restricted Stock Plan.

          10.2             Form of Restricted Stock Award Agreement.